Exhibit 99.2

Ziopharm Oncology Highlights Operational Progress & Rebrands to Alaunos Therapeutics

•	Phase 1/2 TCR-T Library trial targeting KRAS, TP53 and EGFR mutations across six solid tumor indications is open for enrollment; continue to expect to dose the first patient in 1H 2022

•	Phase 1/2 IND amended to include four additional TCRs, bringing the total number of evaluable TCRs to 10, further expanding number of eligible patients

•	In-house cGMP manufacturing facility is operational to support internal clinical development programs

•	Company changes name to Alaunos Therapeutics reflecting renewed focus

HOUSTON, January 26, 2022 — Ziopharm Oncology, Inc. (“Ziopharm” or the “Company”) (Nasdaq: ZIOP), a clinical-stage oncology-focused cell therapy company, today highlighted recent operational and corporate updates. The Company also announced that it has changed its name to Alaunos Therapeutics, Inc. (“Alaunos” or the “Company”).

“We are very pleased to announce that our Phase 1/2 TCR-T library trial is now open for enrollment at MD Anderson Cancer Center. This first of its kind study, enabled by our versatile non-viral Sleeping Beauty technology, will allow us to efficiently target six solid tumor indications within this single clinical trial. In addition, our R&D efforts continue to bear fruit and we amended our IND to include four additional TCRs to the study. This further increases the number of eligible patients who could benefit from our therapies, and we look forward to dosing the first patient in this study within the first half of this year. Lastly, to support our clinical development, we have successfully opened our cGMP manufacturing facility and we are now able to manufacture our autologous cell therapy products in-house,” commented Kevin S. Boyle, Sr., Chief Executive Officer.

“Over the course of 2022, the team will continue to work diligently with an execution mindset to deliver results. In addition to translating groundbreaking science into meaningful clinical progress we will work to advance our membrane bound IL-15 program with IND enabling studies. Our name change to Alaunos Therapeutics reflects the completion of our transition to a TCR-T focused company and embodies our mission of developing novel therapies for cancer patients,” concluded Mr. Boyle.

Operational Updates

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Phase 1/2 TCR-T Library Program Open for Enrollment: Alaunos’ phase 1/2 clinical trial is evaluating library TCR-T shared hotspot neoantigens using the Company’s Sleeping Beauty transposon/transposase technology. The Company added four additional T-cell receptors (TCRs) to its library, further increasing the number of eligible patients for the clinical trial. The study being conducted at MD Anderson Cancer Center is an open label, dose escalation study that will enroll patients who have a matched HLA and hotspot mutation that is a targeted by one of the 10 TCRs from the Alaunos library. The trial will evaluate 10 unique TCRs targeting KRAS, TP53 and EGFR mutations in patients across a broad range of solid tumors that include non-small cell lung, colorectal, endometrial, pancreatic, ovarian, and bile duct cancers, all in a single trial. The Phase 1 primary endpoint is maximum tolerated dose or recommended phase 2 dose. The Company expects to dose the first patient in the first half of 2022 and to provide an interim data update later this year. Additional information about the study is available at www.clinicaltrials.gov using the identifier: NCT05194735.

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In-House cGMP Manufacturing Facility Operational: Alaunos completed the qualification of its state-of-the-art good manufacturing practice (cGMP) TCR manufacturing facility near the Texas Medical Center in Houston. The facility is staffed by Alaunos personnel and is fully operational for the manufacture and release of clinical product.

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hunTR™ (human neoantigen T-cell Receptor) Platform for TCR Discovery: Alaunos’ TCR hunting process, hunTR™, enables the rapid identification of new and proprietary TCRs from CD4+ and CD8+ T cells to further expand the Company’s growing TCR-T library. The platform can evaluate thousands of single T cells simultaneously using state-of-the-art bioinformatics and next generation sequencing to identify TCRs specific for neoantigens that arise from hotspot mutations. The proprietary high-throughput TCR screening process permits rapid functional validation of TCRs. Newly discovered neoantigen-specific TCRs will then undergo further development required to potentially qualify the TCR for inclusion in the Company’s TCR library and clinical evaluation.

Corporate Updates

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Name Change to Alaunos Therapeutics, Inc.: The name Alaunos originates from the Celtic mythological god of healing, reflecting the Company’s commitment to developing therapies for cancer patients. The Company will trade on The Nasdaq Stock Market under the new ticker symbol “TCRT”, to be effective at market open on January 27, 2022. In conjunction with the corporate name change, the Company has launched a new website, www.alaunos.com, which contains information about the Company and its innovative TCR-T platform.

•	Closure of Boston, MA Location: To streamline operations, the Company has closed its Boston office. Alaunos will be headquartered in Houston.

About Alaunos Therapeutics, Inc.

Alaunos is a clinical-stage oncology-focused cell therapy company, focused on developing T-cell receptor (TCR) therapies based on its proprietary, non-viral Sleeping Beauty gene transfer platform and its unique cancer mutation hotspot TCR library, targeting common tumor-related mutations in key oncogenic genes including KRAS, TP53 and EGFR. The Company has clinical and strategic collaborations with The University of Texas MD Anderson Cancer Center and the National Cancer Institute. For more information, please visit www.alaunos.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,”

“believes” or other words or terms of similar meaning. These statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the Company’s ability to raise capital, and the timing of the Company’s research and development programs, including the anticipated dates for enrolling and dosing patients in the Company’s clinical trials. Although the management team of Alaunos believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Alaunos, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, changes in the Company’s operating plans that may impact its cash expenditures; the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Alaunos’ product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Alaunos’ intellectual property rights; and competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Alaunos, including those risks and uncertainties listed in the most recent Form 10-Q and Form 10-K filed by Alaunos with the Securities and Exchange Commission. Alaunos is providing this information as of the date of this press release, and Alaunos does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

Investor Relations Contact:

Alex Lobo

Stern Investor Relations

Alex.lobo@sternir.com